UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2026

Blaize Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41139	86-2708752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2890 Zanker Road, Suite 107
San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (916) 347-0050

4659 Golden Foothill Parkway, Suite 206, El Dorado Hills, California
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BZAI	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BZAIW	The Nasdaq Stock Market
Preferred Stock Purchase Rights		The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Martin Costas as Chief Operations Officer and Chief Financial Officer

On October 30, 2026, Blaize Holdings, Inc. (the “Company”) appointed Martin Costas as Chief Operations Officer and Chief Financial Officer, effective as of November 2, 2026 (the “CFO Transition Date”). In these roles, Mr. Costas will serve as the Company’s “principal operating officer,” “principal accounting officer,” and “principal financial officer”. Mr. Costas will report to Dinakar Munagala, the Company’s Chief Executive Officer.

In connection with his appointment as Chief Operations Officer and Chief Financial Officer, on October 30, 2026, Mr. Costas entered into an offer letter (the “Offer Letter”) with Blaize, Inc., a subsidiary of the Company, and a Change in Control and Severance Agreement (the “Severance Agreement”) with the Company.

Mr. Costas, age 49, served as Chief Financial Officer of BOXABL Inc., a manufacturer of factory-built housing, from October 2023 to September 2026. From 2022 to October 2023, he served as Chief Financial Officer of Honeywell Process Solutions, a business unit of Honeywell International Inc., and from 2019 to 2022, as Chief Financial Officer of Nexans AmerCable, a manufacturer of specialty cable. Previously, he held finance leadership roles at Sysco Corporation and SLB (formerly Schlumberger), including as Global Controller of SLB’s Drilling Solutions business, and began his career at PricewaterhouseCoopers. Mr. Costas holds an MBA from the Universitat de Barcelona and a bachelor’s degree in Accounting from Universidad Argentina de la Empresa.

There are no family relationships between Mr. Costas and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no arrangements or understandings between Mr. Costas and any other person pursuant to which he was selected as an officer of the Company. Additionally, there are no related-party transactions between the Company and Mr. Costas that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letter with Martin Costas

Pursuant to the Offer Letter, Mr. Costas will receive an annual base salary of $425,000 and will be eligible for a bonus of 50% of base salary tied to the closing of two Qualified Financings (as defined in the Offer Letter). Fifty percent of the target bonus will be earned upon the Company receiving Net Proceeds (as defined in the Offer Letter) of $10 million from Qualified Financings by December 31, 2026, and the remaining 50% will be earned upon the Company receiving Net Proceeds of $50 million from Qualified Financings between January 1, 2027 and June 30, 2027. If less than each target amount is raised in either tranche, the bonus will be earned pro rata to the proceeds raised. If Mr. Costas’ employment is terminated by the Company without Cause, or he resigns for Good Reason, or his employment terminates due to his death or Disability (each term as defined in the Severance Agreement) before each bonus is paid for that tranche, then that bonus will be paid at target within 60 days following the termination date, in addition to any severance payable under the Severance Agreement.

Pursuant to the Offer Letter, on the CFO Transition Date, Mr. Costas will be granted (i) stock options to purchase 4,787,837 shares of the Company’s common stock (the “Time-Vesting Stock Option”), which Time-Vesting Stock Option will vest over four years, with 12.5% vesting on the six-month anniversary of the CFO Transition Date and the remainder vesting in equal quarterly installments thereafter, and (ii) stock options to purchase 2,393,918 shares of the Company’s common stock (the “Performance-Vesting Stock Option”), which Performance-Vesting Stock Option will vest in full upon the Company reaching and sustaining a market capitalization of at least $500 million for 60 consecutive days, subject to Mr. Costas’ continued service through such date except as provided in the Severance Agreement, and the performance condition will be deemed satisfied upon certain conditions in connection with a Change in Control (as defined in the Severance Agreement).

Severance Agreement with Martin Costas

Pursuant to the Severance Agreement, if Mr. Costas’ employment is terminated by the Company without Cause, he resigns for Good Reason, or his employment terminates due to his death or Disability, in each case outside of the Change in Control Period (as defined below), then, subject to his execution and non-revocation of a release of claims and continued compliance with his restrictive covenant obligations, Mr. Costas will be entitled to receive (i) a lump sum cash payment equal to 12 months of his annual base salary as in effect immediately prior to the termination of employment; (ii) accelerated vesting of 50% of his then-unvested time-based equity awards; (iii) with respect to performance-based equity awards, pro rata vesting assuming achievement of the applicable performance criteria at target levels, except that any award that vests based on the Company’s market capitalization or stock price will remain outstanding and eligible to vest for six months following his termination date if the applicable performance criteria are achieved (or deemed achieved in connection with a Change in Control) during that period; (iv) an extended post-termination exercise period for vested stock options of up to 12 months following his termination date (but not beyond the option’s expiration date); and (v) payment of 100% of COBRA premiums for Mr. Costas and 75% of COBRA premiums for his eligible dependents for up to 12 months.

If Mr. Costas’ employment is terminated by the Company without Cause, he resigns for Good Reason, or his employment terminates due to his death or Disability, in each case during the period beginning three months before and ending 12 months after a Change in Control (the “Change in Control Period”), then, subject to the same release and covenant compliance conditions, Mr. Costas will instead be entitled to receive (i) a lump sum cash payment equal to 12 months of his annual base salary (based on the greater of his annual base salary in effect immediately prior to the Change in Control or immediately prior to his termination); (ii) a lump sum cash payment equal to a pro rata portion of his target annual bonus for the year of termination; (iii) full accelerated vesting of all of his then-unvested equity awards, with any performance-based awards vesting assuming achievement of the applicable performance criteria at target levels (or at such higher level as the Compensation Committee of the Company’s Board of Directors may determine); (iv) an extended post-termination exercise period for vested stock options of up to 12 months following his termination date (but not beyond the option’s expiration date); and (v) the same COBRA premium payments described above.

The Severance Agreement has an initial term of four years and renews automatically for successive one-year terms unless either party provides at least 60 days’ notice of non-renewal.

Other Employment and Compensation Benefits

In addition, Mr. Costas will be eligible to participate in the Company’s standard employee benefit plans, and entered into the Company’s standard indemnification and advancement agreement and employee proprietary information and inventions assignment agreement. Mr. Costas will also be covered by the Company’s directors’ and officers’ liability insurance on the same basis as other executive officers and directors.

The foregoing descriptions of the Offer Letter and the Severance Agreement are qualified in their entirety by reference to the full texts of the Offer Letter and the Severance Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Retirement of Harminder Sehmi as Chief Financial Officer

On October 30, 2026, Harminder Sehmi notified the Company of his decision to retire as Chief Financial Officer of the Company, effective as of the CFO Transition Date. At the Company’s request, Mr. Sehmi has agreed to assist the Company with the transition of his responsibilities, which transition is expected to be completed by November 30, 2026.

Item 7.01    Regulation FD Disclosure.

On November 5, 2026, the Company issued a press release announcing the events described in Item 5.02 of this Current Report. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. The information in Item 7.01 to this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Offer Letter, by and between Blaize, Inc. and Martin Costas, dated October 30, 2026
10.2	Change in Control and Severance Agreement, by and between Blaize Holdings, Inc. and Martin Costas, dated October 30, 2026
99.1	Press release, dated November 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026	Blaize Holdings, Inc.

By: /s/ Kim Evans
Kim Evans
General Counsel